EXHIBIT 22

SUBSIDIARIES OF REGISTRANT

                                                               Jurisdiction of
                  Name of Subsidiary                            Incorporation
                  -----------------                             -------------
Eagle Federal Savings Bank                                      United States

Eagle Service Corp.(*)                                           Connecticut
--------------------------
(*)  Subsidiary of Eagle Federal Savings Bank.



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